                                                                   EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                           --------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           --------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______
                           --------------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

             New York                                13-3818954
  (Jurisdiction of incorporation                 (I. R. S. Employer
        or organization                        Identification Number)
   if not a U. S. national bank)

        114 West 47th Street                         10036-1532
         New York,  New York                         (Zip Code)
       (Address of principal
        executive offices)

                           --------------------------
                        Covad Communications Group, Inc.
               (Exact name of OBLIGOR as specified in its charter)

            Delaware
 (State or other jurisdiction of                    (I. R. S. Employer
   incorporation or organization)                    Identification No.)

     2330 Central Expressway                               95050
     Santa Clara, California                             (Zip code)
 (Address of principal executive offices)

                           --------------------------
                            12% Senior Notes due 2010

                       (Title of the indenture securities)

===============================================================================
                                      - 2 -

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                                     GENERAL

 1.  GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
               (Board of Governors of the Federal Reserve System).
          Federal Deposit Insurance Corporation, Washington, D. C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

 2.  AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

     The obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.  LIST OF EXHIBITS

     T-1.1 -- Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.33-97056).

     T-1.2 --  Included in Exhibit T-1.1.

     T-1.3 --  Included in Exhibit T-1.1.

     T-1.4 -- The By-laws of the United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

     As of March 23, 2000, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

     In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              ---------------------

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 23rd day of March, 2000.

     UNITED STATES TRUST COMPANY OF
          NEW YORK, Trustee

By:  _______________________________________
     Patricia Gallagher
     Assistant Vice President

PST/pg(rv:052199)


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                                                                  EXHIBIT T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036

September 1, 1995


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939,

as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S.

Trust") hereby consents that reports of examinations of U.S. Trust by Federal,

State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK



By:  /S/Gerard F. Ganey
     --------------------------
     Senior Vice President

                                                                  EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                               SEPTEMBER 30, 1999
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                     $      193,236
Short-Term Investments                                              57,951

Securities, Available for Sale                                     489,135

Loans                                                            2,423,223
Less:  Allowance for Credit Losses                                  17,792
                                                               -----------
       Net Loans                                                 2,405,431
Premises and Equipment                                              56,406
Other Assets                                                       123,784
                                                               -----------
       TOTAL ASSETS                                             $3,325,943
                                                               ===========
LIABILITIES
Deposits:
       Non-Interest Bearing                                 $      779,713
       Interest Bearing                                          1,973,842
                                                               -----------
          Total Deposits                                         2,753,555

Short-Term Credit Facilities                                       238,736
Accounts Payable and Accrued Liabilities                           142,477
                                                               -----------
       TOTAL LIABILITIES                                        $3,134,768
                                                               ===========
STOCKHOLDER'S EQUITY
Common Stock                                                        14,995
Capital Surplus                                                     53,041
Retained Earnings                                                  124,916
Unrealized Loss on Securities
       Available for Sale (Net of Taxes)                           (1,777)
                                                            --------------

TOTAL STOCKHOLDER'S EQUITY                                         191,175
       TOTAL LIABILITIES AND
       STOCKHOLDER'S EQUITY                                     $3,325,943

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

January 25, 2000